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                                 EXHIBIT 23(j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated October 15, 2001, relating to the Statement of Assets and Liabilities of Causeway International Value Fund, which appears in such Registration Statement. We also consent to the references to us under the heading "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
Los Angeles, CA
October 15, 2001